SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SUNTERRA CORPORATION

(Name of Registrant as Specified In Its Charter)

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[LOGO]

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Sunterra Corporation Stockholders:

The 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Sunterra Corporation (the “Company”) will be held at Courtyard by Marriott Summerlin located at 1901 North Rainbow Boulevard, Las Vegas, Nevada, on Tuesday, June 10, 2003, at 10 a.m., local time, to:

1.	Elect six directors of the Company;

2.	Ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003;

3.	Approve the Company’s 2002 Stock Option Plan; and

4.	Transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on April 28, 2003 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors

/s/    FREDERICK C. BAUMAN

Frederick C. Bauman

Vice President,

General Counsel and Secretary

North Las Vegas, Nevada

May 12, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.

SUNTERRA CORPORATION

PROXY STATEMENT

Sunterra Corporation is furnishing this proxy statement in connection with the solicitation of proxies for use at our 2003 annual meeting of stockholders and any adjournments or postponements thereof. Our annual meeting will be held on Tuesday, June 10, 2003, at 10 a.m., local time, at Courtyard by Marriott Summerlin at 1901 North Rainbow Boulevard, Las Vegas, Nevada. The matters to be considered at our annual meeting are indicated in the accompanying meeting notice.

Our principal executive offices are located at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032. Our telephone number is (702) 804-8600. We also maintain an Internet web site at www.sunterra.com. The information contained on our web site is not deemed to be soliciting material and is not incorporated by reference in this proxy statement. Unless the context otherwise requires, throughout this proxy statement the words “Sunterra,” “we,” “us,” and “our” refer to Sunterra Corporation, a Maryland corporation, and its subsidiaries.

Our 2003 Annual Report, this proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 12, 2003.

Voting Procedures

Stockholders may vote either by completing and returning the enclosed proxy card prior to the annual meeting, by voting in person at the annual meeting or by submitting a signed proxy card at the annual meeting. A proxy card is enclosed for your use. Even if you plan to attend the annual meeting, we encourage you to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

The matters to be voted upon at the annual meeting are as follows:

1.	The election of six directors;

2.	The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the fiscal year ending December 31, 2003; and

3.	The approval of the Sunterra Corporation 2002 Stock Option Plan.

You have three choices on each of the three matters to be voted upon at the annual meeting. Concerning the election of directors (Proposal 1), by checking the appropriate box on your proxy card you may:

•	vote “FOR” all of the director nominees as a group;

•	“WITHHOLD AUTHORITY” to vote for all director nominees as a group; or

•	vote “FOR” all director nominees as a group except those nominees you identify by writing the name of the nominee to be withheld on the line included for that purpose.

Concerning the ratification of Grant Thornton LLP as our independent public accountants (Proposal 2) and the approval of the Sunterra Corporation 2002 Stock Option Plan (Proposal 3), by checking the appropriate box you may:

•	vote “FOR” the proposal;

•	vote “AGAINST” the proposal; or

•	“ABSTAIN” from voting on the proposal.

You may revoke your proxy at any time before it is actually voted at the annual meeting by:

•	delivering written notice of revocation to our Corporate Secretary at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032;

•	submitting a later dated proxy; or

•	attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, constitute revocation of the proxy.

Each unrevoked proxy card properly signed and received prior to the close of the voting at the annual meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted “FOR” Proposals 1, 2 and 3 on the proxy card. Further, the shares represented by a signed proxy card will be voted at the discretion of the persons named as proxies on any other business that may properly come before the annual meeting.

You may be represented by another person present at the annual meeting by executing a form of proxy designating such person to act on your behalf.

Shares Entitled to Vote

The shares that can be voted at the annual meeting are shares of our common stock, par value $.01 per share. Each share of common stock is entitled to one vote on each matter submitted to our stockholders at the annual meeting.

Record Date

Stockholders of record at the close of business on April 28, 2003 are entitled to receive notice of and to vote at the annual meeting. At that date, 18,045,077 shares of common stock were issued and outstanding.

Quorum

The presence at the annual meeting, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock issued and outstanding on April 28, 2003 will constitute a quorum. We will count votes withheld from any director nominee and abstentions as present for purposes of determining the presence or absence of a quorum at the annual meeting.

Required Vote

If a quorum is present, a plurality of all votes cast, in person or by proxy, at the annual meeting will be sufficient to elect each director nominee. A majority of the votes cast, in person or by proxy, at the annual meeting is required to approve the proposals regarding the ratification of the appointment of our independent public accountants and the approval of the Sunterra Corporation 2002 Stock Option Plan. Abstentions will have the same effect as votes against the latter two proposals. Because the three proposals are proposals upon which brokers may vote without direction from their customers, there can be no broker non-votes with regard to any of the proposals.

Inspectors of Election

Votes cast at the annual meeting will be tabulated by the persons we appoint to act as inspectors of election for the annual meeting.

Recommendation of Board of Directors

Our board of directors recommends that stockholders vote “FOR” each of the proposals described in this proxy statement.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Director Nominees

The number of directors comprising our full board of directors is currently fixed at seven. All of our directors stand for election each year at our annual meeting. Directors elected at this year’s annual meeting will hold office until the next annual meeting and until their successors are duly elected and qualified.

There is currently one vacancy on the board of directors, which the board expects to fill within the next fiscal year. A majority of the board of directors will be permitted to fill this vacancy and the director elected will serve until the next annual meeting and until his or her successor is duly elected and qualified.

Our board of directors has nominated the following individuals for election at the annual meeting. In the event any of the nominees should become unavailable for election, the board may designate substitute nominees, in which event shares represented by all proxies returned will be voted for the substitute nominees unless an indication to the contrary is included on the proxies.

Name	Age	Director Since	Board Committees	Background
Nicholas J. Benson	41	July 2002

Mr. Benson has served as President and Chief Executive Officer of Sunterra since November 2001. Mr. Benson was the Chief Executive Officer of Sunterra Europe from January 2000 until assuming his current position. He served as the Chief Operating Officer of Sunterra Europe from June 1997 until January 2000. Prior to joining Sunterra, Mr. Benson was a solicitor with the London law firm Rowe & Maw, where he specialized in aviation and leisure industry law. Prior to joining Rowe & Maw, Mr. Benson served as a British Army officer for ten years.

David Gubbay	50	July 2002	Audit and Compensation

Mr. Gubbay is a general partner of Falconhead Capital Partners, a private equity investment firm. Beginning in 1997, Mr. Gubbay led the corporate development and mergers and acquisitions of Fortis Inc. In 1999, he joined Norwegian Cruise Lines as Executive Vice President, Operations. Beginning in 2000, Mr. Gubbay acquired and operated Digital Seas International Inc., an internet-services provider serving the maritime and cruise industry, which was sold to Maritime Telecommunications Networks, Inc. in December 2000. In 2001, he became Executive Vice President, Corporate and Strategic Business Development of Conseco Inc. In 2002, he became a general partner of Falconhead Capital Partners, L.L.C.

Name	Age	Director Since	Board Committees	Background
Joseph Jacobs	50	July 2002	Compensation

Mr. Jacobs serves as president of Wexford Capital LLC, which he founded in 1994. From 1982 to 1994, Mr. Jacobs was employed by Bear Stearns & Co., Inc., where he attained the position of Senior Managing Director in the firm’s real estate group.

Frederick Simon	48	July 2002	Audit

Mr. Simon serves as Chairman of the Board of Directors. Since 2001, Mr. Simon has been a principal of Wexford Capital, LLC, which he joined in 1995. From 1984 to 1994, Mr. Simon was Executive Vice President and a Partner of Greycoat Real Estate Corporation, the U.S. arm of Greycoat plc, a London Stock Exchange company.

Bradford T. Whitmore	45	July 2002	Compensation

Mr. Whitmore has served as the Managing Partner of Grace Brothers, Ltd., a private investment and trading partnership, since its inception in 1986. He was also a board member of Bluegreen Corporation from 1990 until April 2002.

Charles F. Willes	48	July 2002	Audit

Mr. Willes is currently Managing Director of Inverness Partners Limited, an investment and merchant banking firm located in the Chicago area. From December 1997 to January 2000, Mr. Willes was President and Chief Executive Officer of Hallcrest, Inc., a supplier of thermochromic liquid crystal applications and micro-encapsulation. Mr. Willes is a Certified Public Accountant.

Board Committees

The board of directors has established an audit committee which consists of Charles F. Willes, Frederick Simon and David Gubbay. Mr. Willes serves as the chairman of the audit committee. The primary purpose of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements;

•	our compliance with various legal and regulatory requirements pertaining to preparation and reporting of financial information;

•	the selection and retention of our independent accountants, including a determination of qualifications and independence;

•	the evaluation of the performance of our internal audit function and independent accountants;

•	the annual and quarterly financial information to be provided to stockholders and the Securities and Exchange Commission; and

•	various communications with the Securities and Exchange Commission and other public communications pertaining to financial information.

In addition, the audit committee provides a point of contact for communication between our independent accountants, financial management and the board. The audit committee’s responsibility is principally one of oversight, recognizing that our management is responsible for preparing our financial statements and that our independent accountants are responsible for auditing those financial statements. Our independent accountants are ultimately accountable to the audit committee and the board for their audit of our financial statements.

The audit committee has adopted a written charter. A copy of the audit committee charter is included as Appendix A to this proxy statement.

Although we are not currently listed on the Nasdaq Stock Market, the members of the audit committee are independent based on the definition of independence contained in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

The board of directors has also established a compensation committee which consists of Bradford T. Whitmore, Joseph Jacobs and David Gubbay. Mr. Whitmore serves as the chairman of the compensation committee. The compensation committee determines compensation for our senior executive officers and administers our stock option and other incentive compensation plans.

Attendance at Board and Committee Meetings

Our board of directors met six times during the year ended December 31, 2002. During the year ended December 31, 2002, there were also three meetings of our audit committee and no meetings of our compensation committee. Each director attended at least 75% of the meetings of the board of directors and each committee of the board on which he served, except for Mr. Gubbay, who attended 67% of such meetings.

Compensation of Directors

Each of our nonemployee directors is entitled to an annual retention fee of $15,000 in addition to a fee of $1,000 per in person meeting of the board of directors. An additional annual fee of $2,500 is paid to directors for each committee membership.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consists of Messrs. Whitmore, Jacobs and Gubbay. None of the members of the compensation committee is a current or former Sunterra officer or employee or was a party to any disclosable related party transaction involving Sunterra during our 2002 fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S DIRECTOR NOMINEES.

MANAGEMENT

Executive Officers

The board of directors will elect our executive officers at its first meeting following the annual meeting. Our executive officers are as follows:

Name	Age	Position
Nicholas J. Benson	41	President and Chief Executive Officer
Steven E. West	42	Senior Vice President and Chief Financial Officer
Andrew Gennuso	48	Senior Vice President and Chief Executive Officer, Sunterra-USA division
Paula Woodgate	47	Chief Executive Officer, Sunterra Europe
Geoff Bruce	44	Financial Director, Sunterra Europe
Frederick C. Bauman	50	Vice President, General Counsel and Secretary
Linda L. Williams	53	Vice President and Treasurer
Coral Hansen	36	Vice President and Corporate Controller
Thomas A. Skraby	42	Vice President

Biographical information regarding Mr. Benson is included above under “Election of Directors—Director Nominees.”

Steven E. West has served as Senior Vice President and Chief Financial Officer since September 2002. Prior to joining Sunterra, Mr. West was the Vice President of Finance for Coast Asset Management from 2000 to August 2002, where he was responsible for obtaining financing for a variety of business units as well as managing accounting and administrative operations and investor reporting for the company’s structured finance business and its municipal tax lien investment funds. From 1993 to 2000, Mr. West was the First Vice President of Corporate Finance for IndyMac Bank, Federal Savings Bank.

Andrew Gennuso has served as Senior Vice President and Chief Executive Officer, Sunterra-USA division, since October 2002. From May 2001 until October 2002, Mr. Gennuso served as our Senior Vice President and Chief Operating Officer. Previously, Mr. Gennuso served as Sunterra’s Regional Vice President of sales and marketing for the Western/Pacific Region. Prior to joining Sunterra, Mr. Gennuso served as Vice President of sales and marketing for Hilton Grand Vacation Club in Las Vegas, Nevada from 1995 to 1997.

Paula Woodgate has served as Chief Executive Officer of Sunterra Europe since March 2002. Prior to joining Sunterra Europe, Ms. Woodgate served as Executive Director for Interval International from January 2000 to February 2002, and as its Managing Director of Europe, Middle East and Africa from January 1998 to June 2000.

Geoff Bruce has been with Sunterra Europe for the past seven years. Initially serving as Financial Controller, Mr. Bruce became Finance Director of Sunterra Europe in 1996. Mr. Bruce is a certified public accountant.

Frederick C. Bauman joined Sunterra in February 2003 as Vice President, General Counsel and Secretary. Prior to joining Sunterra, Mr. Bauman was a partner specializing in securities and capital market transactions with Brown & Bain, a Phoenix-based law firm. Prior to joining Brown & Bain, Mr. Bauman was Vice President and Associate General Counsel with Finova Capital from May 1994 to March 2000.

Linda L. Williams joined Sunterra in April 2003 as Vice President and Treasurer. From September 1994 to January 2003, Ms. Williams served as Vice President and Assistant Treasurer of Amerisource Bergen Corporation, a wholesale drug distributor in the United States.

Coral Hansen became Vice President and Corporate Controller in April 2003. Prior to joining Sunterra, Ms. Hansen was the Controller of Homestore, Inc. from July 2001 to April 2003. From February 1998 until July 2001, she was Corporate Controller of Tejon Ranch Company. Prior to joining Tejon Ranch Company, Ms. Hansen was Foundation Manager of Cal State Bakersfield Foundation.

Thomas A. Skraby has been Vice President since October 2001. Prior to that time, he served as Vice President and Regional General Manager of Sunterra. Mr. Skraby served as Regional Controller for Western and Hawaiian Operations prior to his appointment as Vice President and Regional General Manager. Prior to joining the Company, Mr. Skraby served as Chief Financial Officer for Dame Construction Company, Inc. and as Corporate Controller and Treasurer for Jonathan Homes/American Heritage Homes.

Executive Compensation

The following table summarizes the compensation paid for the last three completed fiscal years to our Chief Executive Officer, our other four most highly compensated executive officers who were serving as executive officers as of December 31, 2002, and two former executive officers for whom disclosure would have been required but for the fact that they were no longer serving as executive officers as of December 31, 2002.

Summary Compensation Table

		Annual Compensation(1)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(2)		All Other Compensation
Nicholas J. Benson President and Chief Executive Officer	2002 2001 2000	$450,000 308,000 266,000	111,282 252,000 266,000	457,651 191,885 —	(3) (4)	— — —

Andrew Gennuso Senior Vice President and Chief Executive Officer—Sunterra USA division	2002 2001 2000	350,000 215,385 90,962	98,438 157,208 53,000	375,000 — 23,077	(4) (5)	— — 34,615	(6)

Geoff Bruce Financial Director—Sunterra Europe	2002 2001 2000	268,260 299,100 221,200	126,240 114,550 110,600	18,778 16,037 15,484	(7) (7) (7)	— — —

Paula Woodgate(8) Chief Executive Officer—Sunterra Europe	2002 2001 2000	262,999 — —	128,213 — —	22,092 — —	(7)	— — —

Thomas A. Skraby Vice President	2002 2001 2000	220,000 211,731 164,250	31,250 44,500 51,500	9,375 170,000 —	(4) (4)	— — —

Ross J. Altman(9) Former General Counsel	2002 2001 2000	300,000 200,769 —	372,500 — —	232,500 — —	(4)	— — —

Ann Cohen(10) Former Vice President and Controller	2002 2001 2000	76,923 197,922 164,250	46,800 — 71,500	— 170,000 —	(4)	156,410 — —	(11)

(1)	All payments to employees of Sunterra Europe were made in British Pounds. The indicated amounts have been converted into U.S. dollars at the exchange rate in effect as of April 16, 2003.

(2)	In addition to the amounts listed in this column, Sunterra pays for each employee the premiums on a life insurance policy having a value equal to the employee’s then current annual salary. The premium on each insurance policy is equal to $0.145 per month for each $1,000 of coverage.

(3)	Represents a $417,078 bonus paid in connection with the completion of our bankruptcy proceedings in July 2002, and a housing allowance of $40,573.33.

(4)	Represents a retention bonus. With respect to Mr. Benson includes housing allowance payments of $5,685 and a retention bonus of $186,200.

(5)	Includes $23,077 in vacation pay.

(6)	Includes a $34,615 severance payment paid upon Mr. Gennuso’s termination of employment with Sunterra in May 2000. Mr. Gennuso was rehired by Sunterra in May 2001.

(7)	Includes pension payments made on behalf of employees of Sunterra Europe.

(8)	Ms. Woodgate joined Sunterra in March 2002 and therefore she did not receive any compensation in 2000 or 2001.

(9)	Mr. Altman joined Sunterra in May 2001 and left the employ of Sunterra in January 2003.

(10)	Ms. Cohen left the employ of Sunterra in May 2002.

(11)	Includes a severance payment made to Ms. Cohen upon leaving Sunterra in May 2002 and vacation pay to which she was entitled at that time.

Stock Option Grants and Related Matters

We did not grant any stock options, stock appreciation rights or long-term incentive plan awards to our named executive officers during our last completed fiscal year. None of our named executive officers exercised any stock options or stock appreciation rights during our last completed fiscal year. None of our named executive officers beneficially owned any shares of our common stock or held any stock options or stock appreciation rights with respect to our common stock as of the end of our last completed fiscal year.

As described below under “Employment and Consulting Agreements,” we have agreed to grant certain of our officers options under the Sunterra Corporation 2002 Stock Option Plan following the date the Plan is submitted to our stockholders for approval. We expect that we will grant these options during our 2003 fiscal year.

Employee Benefit Plans

We sponsor a defined contribution 401(k) savings plan covering each of our U.S. employees satisfying certain minimum length of service requirements. We may make discretionary contributions to this plan subject to certain maximum contribution limitations. We did not incur any expenses under this plan for the years ended December 31, 2002, 2001 and 2000. We also sponsor customary group medical, dental and life insurance plans for our employees.

Employment and Consulting Agreements

Nicholas J. Benson. On November 19, 2001, we entered into an amended and restated employment agreement with Nicholas J. Benson, our President and Chief Executive Officer. The term of the agreement is for three years following its effective date and, after the initial three year term, the employment agreement will be automatically renewed for additional one year terms unless either party gives notice of its intent to cancel the automatic extension.

The annual salary payable under our employment agreement with Mr. Benson is $450,000. The employment agreement also provides for a cash bonus payment upon meeting performance goals established by our compensation committee, subject to a maximum bonus of $550,000 in any given calendar year. The employment agreement also requires us to grant Mr. Benson options to acquire 512,812 shares of our common stock under the Sunterra Corporation 2002 Stock Option Plan following the date the Plan is approved by our stockholders. These options will provide for an exercise price per share equal $15.25. These options will vest 25% on the date of grant and the remaining options will vest pro rata over the 36 month period beginning December 17, 2002. The employment agreement also permits Mr. Benson to participate in all other employee benefit plans and programs made available generally to our employees, as well as reimbursement for relocation, tax preparation, automobile, director and officer liability insurance, certain living expenses and temporary housing expenses.

The employment agreement also provides for certain payments following a termination of employment of Mr. Benson in connection with a “change in control” of Sunterra. For this purpose, a change in control will be deemed to have occurred if any of the following events occur:

•	the sale of all or substantially all of our assets;

•	if more than 50% of the voting power of our outstanding common stock is held by a single beneficial owner;

•	if we undergo certain transactions requiring the approval of our stockholders;

•	if the composition of our board of directors is changed under certain circumstances; or

•	if our stockholders approve a plan of complete liquidation.

Upon the involuntary termination of the employment of Mr. Benson by us “without cause,” or upon the voluntary termination of employment by Mr. Benson for “good reason” following a change in control, we will generally be obligated to continue to pay him any unpaid salary, bonus or unreimbursed expenses through the date of termination, to continue to pay his salary for a period of 18 months after the date of the termination of his employment, and pay him an additional $225,000 over the same 18-month period. We are also obligated to continue to provide medical insurance and other benefits to Mr. Benson and his dependents for 12 months following termination.

Steven E. West. On September 5, 2002, we entered into an employment agreement with Steven E. West, our Senior Vice President and Chief Financial Officer. Mr. West’s employment may be terminated by us or Mr. West at any time.

The annual salary payable under our employment agreement with Mr. West is $230,000 and was increased to $275,000 effective January 1, 2003. The employment agreement provides that the salary of Mr. West may be reviewed annually by our Chief Executive Officer and may be increased from the foregoing amount. The employment agreement also provides for a bonus payment upon meeting certain performance goals, subject to a maximum bonus of $125,000 in any calendar year. The employment agreement also requires us to grant Mr. West options to acquire 190,000 shares of our common stock under the Sunterra Corporation 2002 Stock Option Plan following the date the Plan is approved by our stockholders. These options will provided for an exercise price per share equal to $15.25 and will be subject to a four year vesting schedule. The employment agreement also permits Mr. West to participate in all other employee benefit plans and programs made available generally to our employees. Pursuant to the employment agreement, Mr. West was also reimbursed for relocation and temporary housing expenses.

The employment agreement also provides for certain payments following a termination of employment of Mr. West in connection with a “change in control” of Sunterra. The definition of the term “change in control” in Mr. West’s employment agreement is substantially the same as that contained in Mr. Benson’s employment agreement summarized above. Upon the involuntary termination of the employment of Mr. West by us “without cause,” or upon the voluntary termination of employment by Mr. West for “good reason” following a change in control, we will generally be obligated to continue to pay him any unpaid salary, bonus or unreimbursed expenses through the date of termination and payment of his salary for 12 months after the date of the termination of his employment.

Andrew Gennuso. On May 21, 2001, we entered into an employment agreement with Andrew Gennuso, our Senior Vice President and Chief Executive Officer of our Sunterra – USA division. The term of the agreement is for one year following its effective date, and on each anniversary date of the effective date the employment agreement is automatically renewed for an additional year unless either party gives notice of its intent to cancel the automatic extension.

The annual salary payable under our employment agreement with Mr. Gennuso is $350,000. The employment agreement provides that the salary of Mr. Gennuso may be reviewed annually by our Chief Executive Officer and may be increased from the foregoing amount. The employment agreement also provides for three distinct bonuses upon meeting certain performance goals. The employment agreement also permits Mr. Gennuso to participate in all other employee benefit plans and programs made available generally to our employees, as well as reimbursement for relocation, temporary housing and automobile expenses.

The employment agreement provides that if Mr. Gennuso does not continue to be employed by the Company for any reason other than his death, disability or discharge without cause, we will generally be obligated to pay Mr. Gennuso any unpaid sums due to him under his salary, bonus plans, and unreimbursed expenses.

Frederick C. Bauman. On February 3, 2003, we entered into an employment agreement with Frederick C. Bauman, our Vice President, General Counsel and Secretary. Mr. Bauman’s employment is terminable by us or Mr. Bauman at any time.

The annual salary payable under our employment agreement with Mr. Bauman is $175,000. The employment agreement also provides for a bonus payment, subject to a maximum bonus of 25% of Mr. Bauman’s salary. The employment agreement also requires us to grant Mr. Bauman options to acquire 70,000 shares of our common stock under the Sunterra Corporation 2002 Stock Option Plan following the date the Plan is approved by our stockholders. These options will provide for an exercise price per share equal to $15.25. These options will be subject to a vesting schedule to be determined by the compensation committee. The employment agreement also permits Mr. Bauman to participate in all other employee benefit plans and programs made available generally to our employees, as well as reimbursement for relocation expenses.

The employment agreement also provides for certain payments following a termination of employment of Mr. Bauman in connection with a “change in control” of Sunterra. The definition of the term “change in control” in Mr. Bauman’s employment agreement is substantially the same as that contained in Mr. Benson’s employment agreement summarized above. Upon the involuntary termination of the employment of Mr. Bauman by us “without cause,” or upon the voluntary termination of employment by Mr. Bauman for “good reason” following a change in control, we will generally be obligated to continue to pay him any unpaid salary, bonus, or unreimbursed expenses through the date of termination, and continuance of his salary for six months after the date of the termination of his employment.

Securities Authorized for Issuance under Equity Compensation Plans

The Sunterra Corporation 2002 Stock Option Plan is our only equity compensation plan under which shares of our common stock are authorized for issuance. The Plan, which was established effective July 29, 2002, provides for the granting of stock options to purchase up to 2,012,821 shares of common stock to our directors, officers, employees, advisors and independent consultants. As of April 30, 2002, no options to purchase shares of our common stock had been granted under the Plan. The Plan will be submitted for approval by our stockholders at the annual meeting. A description of the Plan is provided under “Proposal No. 3—Approval of the Sunterra Corporation 2002 Stock Option Plan.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires that our directors, executive officers and persons who beneficially own more than 10% of our common stock file with the Securities and Exchange Commission initial reports of beneficial ownership of the common stock and reports of changes in their beneficial ownership.

To our knowledge, based solely upon a review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2002, our directors, executive officers and greater than 10% beneficial owners complied during our last fiscal year with all applicable Section 16(a) filing requirements, except for one Form 3 that was filed late by Charles F. Willes.

Certain Business Relationships

In October 2001, we entered into a contract with Westpac Resort Group LLC, which is owned by our Senior Vice President and Chief Executive Officer of our Sunterra-USA division, Andrew Gennuso. Under this contract, Westpac arranges tours of vacation residences for potential Sunterra customers. We believe that the terms of this agreement are comparable to that of an arms-length transaction. We paid $1.3 million during 2002 and $0.1 million during 2001 for services rendered by Westpac under this contract.

COMPENSATION COMMITTEE REPORT

This report of the compensation committee of the board of directors discusses our executive compensation policies and the bases for the compensation paid to our Chief Executive Officer during our last completed fiscal year.

Compensation Policy

Our policy with respect to executive compensation has been designed to compensate executive officers fairly and adequately in relation to their responsibilities, capabilities and contributions to Sunterra. The compensation committee considers it essential to our success that the compensation paid to executive officers remain competitive with similar or competitive companies in order to attract and retain the talented senior management necessary to achieve our business objectives.

Components of Compensation

The components of compensation paid for our last completed fiscal year to our executive officers consisted of base salary, cash bonuses and certain other benefits. In addition, we have committed to grant stock options to certain of our executives, but those grants have not yet been made. We have employment agreements which provide for specified annual salaries with Nicholas J. Benson, our President and Chief Executive Officer, Steven E. West, our Senior Vice President and Chief Financial Officer, Andrew Gennuso, our Senior Vice President and Chief Executive Officer of our Sunterra—USA division, and Fred Bauman, our Vice President, General Counsel and Secretary, as well as other executives. These employment agreements are described under “Management—Employment Agreements.” The annual salaries provided in these employment agreements were determined based principally on the compensation levels for similar or competitive companies, including companies in the real estate and vacation industries, as well as the levels of responsibility and experience of the individual executive.

We have agreed to grant options to purchase our common stock to certain of our executives. Although these options have not been granted as of the date of this proxy statement, we expect that the options will be granted during fiscal year 2003. Executive officers are also eligible for coverage under our general medical and life insurance programs and may participate in our defined contribution 401(k) savings plan on the same terms as other employees.

We attempt to structure our compensation arrangements with senior management to meet the requirements for deductible compensation under Section 162(m) of the Internal Revenue Code. We reserve the flexibility to award compensation that is not deductible under Section 162(m) if we believe that this would be in the best interest of Sunterra and our stockholders.

Chief Executive Officer Compensation

During our 2002 fiscal year, our Chief Executive Officer, Nicholas J. Benson, received $450,000 in base salary and a bonus equal to $111,282, relating to his performance in 2001, pursuant to his employment agreement. In addition, Mr. Benson received a bonus equal to $417,078 for his involvement in completing our bankruptcy proceedings. We have agreed, pursuant to the terms of Mr. Benson’s employment agreement, to grant Mr. Benson an option to purchase 512,812 shares of our common stock at an exercise price of $15.25. The options will vest as to 25% of the options on the date of grant and the remaining options will vest pro rata over the 36 month period beginning December 17, 2002. The terms of Mr. Benson’s employment agreement and stock option grant were determined based principally on compensation levels applicable to the chief executive officers of similar or competitive companies and secondarily on Mr. Benson’s prior contributions to Sunterra.

Members of the Compensation Committee

Bradford T. Whitmore

Joseph Jacobs

David Gubbay

AUDIT COMMITTEE REPORT

The audit committee of our board of directors has (i) reviewed and discussed our audited financial statements with management, (ii) discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU Section 380), as amended, (iii) received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as amended, and (iv) discussed with our independent accountants the accountants’ independence. Based on the review and discussions referred to above, the audit committee has recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Charles F. Willes

Frederick Simon

David Gubbay

STOCK PERFORMANCE GRAPH

A performance graph comparing Sunterra’s cumulative stockholder returns over the last five fiscal years with an index of the shares of other companies is not included in this proxy statement because the new class of Sunterra common stock currently outstanding was not issued until we emerged from bankruptcy in July 2002.

The Report of the Compensation Committee on Executive Compensation, the Audit Committee Report and the Stock Performance Graph are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act or Securities Exchange Act, or incorporated by reference in any document so filed.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Ratification of Appointment

Our board of directors, upon recommendation of its audit committee, has appointed Grant Thornton LLP as our independent public accountants for the year ending December 31, 2003. This appointment is being submitted to the stockholders for ratification at the annual meeting. A representative of Grant Thornton is expected to be present at the annual meeting and will be given an opportunity to make a statement and answer appropriate questions. If the appointment is not ratified, the board of directors will reconsider the appointment, although the board of directors will not be required to appoint different independent accountants.

Fees Paid to Independent Accountants

Grant Thornton LLP has served as our independent accountants since November 25, 2002. During our 2002 fiscal year, we paid Grant Thornton LLP the following fees:

2002
Audit Fees	$312,768
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

The audit fees paid to Grant Thornton LLP in 2002 were for the audit of our 2002 financial statements.

Deloitte & Touche LLP served as our independent accountants until November 19, 2002. During our last two fiscal years, we paid Deloitte & Touche LLP the following fees:

	2001	2002
Audit Fees	$2,968,577	$3,374,732
Audit-Related Fees	191,628	402,572
Tax Fees	1,646,553	951,696
All Other Fees	155,538	156,985

The audit fees paid to Deloitte & Touche LLP were for the audits of our 2000 and 2001 financial statements, and for reviews of our financial statements included in our 2002 Form 10-Q’s. Other audit related fees were for assistance with our employee benefit plan compliance filings, evaluation of our control structure and internal control, technical accounting research and various related meetings and conferences. The tax fees paid to

Deloitte & Touche LLP related to federal, state, local and international tax compliance services, bankruptcy tax consulting and assistance with various taxing authorities’ audits. All other fees related to charges for travel and preparation of fee applications required by the Bankruptcy Court in connection with our bankruptcy proceedings.

Changes in Certifying Accountants

Deloitte & Touche LLP, the independent accounting firm that audited our consolidated financial statements for the years ended December 31, 2001 and December 31, 2000, was dismissed by us effective as of November 19, 2002. This action was approved by the audit committee of our board of directors.

Deloitte’s report on our consolidated financial statements for the last two fiscal years preceding the dismissal of Deloitte did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as discussed in the following sentence. Deloitte’s report included explanatory paragraphs with respect to the fact that the consolidated financial statements do not purport to reflect or provide for the consequences of our filing for reorganization under Chapter 11 of the United States Bankruptcy Code, uncertainty concerning certain conditions that raised substantial doubt about our ability to continue as a going concern, the omission of selected quarterly financial data, specified by Item 302(a) of Regulation S-K, that the Securities and Exchange Commission requires as supplementary information, and the change in our method of accounting for developer paid owners’ association fees and property taxes during the developer guarantee and subsidy periods of real estate project developments.

During the last two fiscal years and the subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

In connection with their audits of our consolidated financial statements for the years ended December 31, 2001 and 2000, Deloitte identified and discussed with management and the audit committee of our board of directors certain deficiencies in the design or operation of our internal accounting controls that Deloitte believed, considered collectively, constituted a “material weakness” in our ability to prepare consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Such matters included inconsistent and improper application of accounting policies, weak supervision and review of accounting staff, weakness of certain key accounting staff, certain unreconciled account balances, poor, and in some cases lack of, communication between accounting and operational personnel, weaknesses arising from decentralized accounting systems, reclassification and reallocation of certain journal entries, incomplete document retention, no consolidation reporting of accounting entities into their legal parent entity and lack of an internal audit function.

On November 25, 2002, we engaged Grant Thornton LLP to audit our consolidated financial statements for the year ended December 31, 2002. This engagement was approved by the audit committee of our board of directors. Grant Thornton was not consulted by us (or by anyone on our behalf) regarding any matter described in Item 304(a)(2) of Regulation S-K during our two most recent fiscal years or any subsequent interim period preceding our engagement of Grant Thornton.

Arthur Andersen LLP, the independent accounting firm that audited our financial statements for the years ended December 31, 1999 and December 31, 1998, was dismissed by us effective as of March 19, 2001. This action was approved by the audit committee of our board of directors. Arthur Andersen’s report on our financial statements for our last two fiscal years Arthur Andersen audited our financial statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen did not audit any financial statements for us for any period after the fiscal year ending December 31, 1999.

During the last two fiscal years and any subsequent interim period preceding the dismissal of Arthur Andersen, we had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Arthur Andersen did not advise us to the effect set forth in any of paragraphs (a)(i)(v)(A) through (a)(i)(v)(D) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission with regard to events that occurred within the last two fiscal years or any subsequent interim period preceding the dismissal of Arthur Andersen.

On March 19, 2001, we engaged Deloitte to audit our financial statements. This engagement was approved by the audit committee of our board of directors. Deloitte was not consulted by us (or by anyone on our behalf) regarding any matter described in Item 304(a)(2) of Regulation S-K during our two most recent fiscal years or any subsequent interim period preceding our engagement of Deloitte.

Deloitte and Grant Thornton have each reviewed the disclosures contained in this section and have each declined the opportunity to include a statement with respect to any disclosures they believe are incorrect or incomplete. On April 4, 2001, Arthur Andersen delivered a letter to the Securities and Exchange Commission indicating that it was in agreement with substantially identical statements regarding its dismissal as our independent auditors contained in the Current Report on Form 8-K we filed with the Securities and Exchange Commission on that date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL NO. 3:

APPROVAL OF THE SUNTERRA CORPORATION 2002 STOCK OPTION PLAN

On July 24, 2002, our board of directors adopted the Sunterra Corporation 2002 Stock Option Plan. The Plan authorizes the issuance of up to 2,012,821 shares of the our common stock. As of April 30, 2003, no options had been granted under the Plan and all of the shares authorized under the Plan remained available for future grant. The Plan is attached as an appendix to this proxy statement.

General Description of the Plan

The purpose of the Plan is to improve the performance, encourage the continued employment and increase the proprietary interest of our directors, officers, employees, advisors and independent consultants participating in the Plan. The Plan is designed to grant such persons the opportunity to share in our long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of our common stock. Options granted under the Plan may be either nonqualified stock options or incentive stock options.

Administration

The Plan is administered by a committee appointed by our board of directors. Unless otherwise determined by the board, each member of the committee is required to be a “nonemployee director” within the meaning of the rules adopted under Section 16(b) of the Securities Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Plan is currently administered by the compensation committee of our board of directors. The compensation committee has broad discretion to administer the Plan and stock options granted under the Plan.

Eligibility

Nonqualified stock options may be granted under the Plan to directors, officers, employees, advisors and independent consultants of Sunterra and our subsidiary companies. Incentive stock options may be granted only to our employees and to employees of our subsidiary companies. The compensation committee, in its discretion, selects our directors, officers, employees, advisors and independent consultants to whom options may be granted, the time or times at which such options are granted and the exercise price and number of shares subject to each grant.

Limitations

Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year, options to purchase more than 750,000 shares of our common stock. This limitation is not applicable until the date required under Section 162(m) of the Internal Revenue Code and the related rules and regulations.

Terms and Conditions of Options

Each option granted under the Plan is evidenced by a stock option agreement between us and the recipient and is subject to the following terms and conditions:

Exercise Price. The compensation committee determines the exercise price of options at the time the options are granted. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date such option is granted. The exercise price of an option granted to a 10% or greater stockholder may not be less than 110% of the fair market value on the date such option is granted. If our common stock is quoted on a national securities exchange or the Nasdaq Stock Market, the fair market value of our common stock is generally determined with reference to the public trading prices for our common stock on the date the option is granted. If our common stock is not so quoted, the fair market value of our stock may be determined in good faith by our board of directors or compensation committee.

Exercise of Options and Form of Payment. The compensation committee determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by certified or bank cashier’s check, surrender of other shares of our common stock (with some restrictions), cashless exercise or any other means approved by the compensation committee.

Term of Options. The term of an option may be no more than 10 years from the date of grant, except that in the case of an incentive stock option granted to a 10% or greater stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment or Service. If an option recipient’s employment or service relationship with us terminates for any reason other than death, disability or termination for cause, then, unless the compensation committee provides otherwise, the recipient may generally exercise the option within three months of such termination to the extent that the option is vested on the date of termination. If an option recipient’s employment or service relationship with us terminates due to the recipient’s death or disability, then, unless the compensation committee provides otherwise, the recipient or the recipient’s personal representative, estate or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within one year from the date of such termination. If an option recipient’s employment or service relationship is terminated by us for cause, all options held by the recipient expire as of the date of termination.

Nontransferability of Options. Unless otherwise determined by the compensation committee, options granted under the Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the option recipient’s lifetime only by the recipient.

Adjustments Upon Changes in Capitalization and Corporate Events. Upon the occurrence of any stock split or other subdivision or consolidation of shares of our common stock, capital adjustment or payment of a stock dividend or extraordinary dividend payable in a form other than shares of common stock or other change in our corporate structure affecting our common stock, the compensation committee may in its sole discretion adjust the number and class of shares that may be delivered under the Plan or the number, class and price of shares covered by each outstanding option.

In connection with our merger with or into another corporation or the occurrence of any other “corporate event” as defined in the Plan, all outstanding options and shares acquired upon the exercise of options are subject to the documentation effecting the corporate event. Such documentation may, but is not required to, provide that:

•	each option holder, at the time of such corporate event, will be entitled to receive stock or the same amount of securities, cash or other property as the holder would have been entitled to receive upon the occurrence of the corporate event if the holder had been, immediately prior to such event, the holder of the number of shares of common stock covered by the holder’s option;

•	if Sunterra is not the ultimate surviving parent corporation in such corporate event, Sunterra will require the successor corporation or its parent to assume all outstanding options issued under the Plan; or

•	the compensation committee, in its discretion and in lieu of requiring any successor entity to assume the outstanding options issued under the Plan, may determine whether all outstanding vested or unvested options will terminate in connection with such corporate event and that the holders of such options will receive equitable consideration with respect to their options determined on the basis of the securities, cash or other property that would have been received upon the exercise of such options, less the applicable exercise price of such options.

Other Provisions. Stock option agreements may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the compensation committee.

Amendment and Termination of the Plan

Our board of directors may amend, alter, suspend or terminate the Plan at any time and for any reason. We will obtain stockholder approval for any amendment to the Plan, however, to the extent necessary and desirable to comply with applicable law. No such action by the board of directors or stockholders may alter or impair any option previously granted under the Plan without the written consent of the option holder.

Federal Income Tax Consequences

Incentive Stock Options. A recipient who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the recipient to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the option holder recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the option holder is also our director, officer or 10% or greater stockholder. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the option holder.

Nonqualified Stock Options. A recipient does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the option holder recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the option holder. Upon a disposition of such shares by the option holder, any difference between the sale price and the option holder’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

The foregoing is only a summary of the effect of federal income taxation upon us and option holders with respect to the grant and exercise of options under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the death of an option holder or the provisions of the income tax laws of any state, municipality or foreign country in which any option holder may reside.

Plan Benefits

As described under “ Management—Employment and Consulting Agreements,” we have agreed to grant certain of our officers and employees options under the Plan following the date it submitted to our stockholders for approval. The following table summarizes the number of shares issuable upon the exercise of the stock options we have agreed in employment agreements to grant to certain of our officers and employees under the Plan.

New Plan Benefits

Sunterra Corporation 2002 Stock Option Plan

Name and Position	Number of Options
Nicholas J. Benson—President and Chief Executive Officer	512,812
Andrew Genusso—Chief Operating Officer	0
Geoff Bruce—Finance Director—Sunterra Europe	0
Paula Woodgate—Chief Executive Officer—Sunterra Europe	0
Thomas A. Skraby—Vice President	0
Executive Group	822,812
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

The compensation committee has discretion to determine the individuals to be awarded options under the Plan and the terms and conditions of such awards. Except for the options indicated in the foregoing table, as of the date of this proxy statement there has been no determination by the compensation committee with respect to awards under the Plan. Accordingly, we cannot now determine the exact number of options to be granted under the Plan in the future to the executive officers named under “Management—Executive Compensation—Summary Compensation Table,” all current executive officers as a group, all current directors who are not executive officers as a group, or all employees, including current officers who are not executive officers, as a group.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SUNTERRA CORPORATION 2002 STOCK OPTION PLAN.

SECURITY OWNERSHIP OF PRINCIPAL

STOCKHOLDERS AND MANAGEMENT

As of April 30, 2003, 18,045,077 shares of our common stock were outstanding. The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 30, 2003 for:

•	each of our current directors;

•	each of our current executive officers named under “Management—Executive Compensation—Summary Compensation Table;”

•	each other person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock; and

•	all of our current directors and executive officers as a group.

Except as otherwise indicated, the address of each person named in the following table is c/o Sunterra Corporation, 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032.

	Beneficial Ownership(1)
Name and Address of Beneficial Owners	Shares		Percentage

W-K Investors LLC 411 West Putnam Avenue Greenwich, Connecticut 06830	5,397,004	(2)	29.8

Grace Brothers Ltd. 1560 Sherman Avenue, Suite 900 Evanston, Illinois 60201	5,152,439	(3)	28.6

Sun America/AIG 175 Water Street, 25th Floor New York, New York 10038	1,457,960	(4)	8.0

Merrill Lynch Mortgage Capital Inc. 101 Hudson St. Jersey City, New Jersey 07302	1,190,148	(5)	6.6

Joseph Jacobs c/o Wexford Capital LLC 411 West Putnam Avenue Greenwich, Connecticut 06830	5,397,004	(6)	29.8

Frederick Simon c/o Wexford Capital LLC 411 West Putnam Avenue Greenwich, Connecticut 06830	5,397,004	(7)	29.8

	Beneficial Ownership(1)
Name and Address of Beneficial Owners	Shares		Percentage

Bradford T. Whitmore c/o Grace Brothers Ltd. 1560 Sherman Avenue, Suite 900 Evanston, Illinois 60201	5,218,855	(8)	28.9

David Gubbay c/o Sports Capital Partners 527 Madison Ave., 10th Floor New York, New York 10022-4371	0	(9)	*

Charles F. Willes	0	(9)	*
c/o ISCO International, Inc. 32 Inverway Road Inverness, IL 60067

Nicholas J. Benson	0	(9)	*

Andrew Gennuso	0	(9)	*

Geoff Bruce	0	(9)	*

Paula Woodgate	0	(9)	*

Thomas A. Skraby	0	(9)	*

All of our directors and executive officers as a group (ten persons)(9)	10,625,859		58.9

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on information reported in the Schedule 13D filed by W-K Investors LLC with the Securities and Exchange Commission on August 9, 2002. Consists of 5,310,261 outstanding shares of common stock and 86,743 shares of common stock issuable upon the exercise of currently exercisable stock purchase warrants.

(3)	Based on information reported in the Schedule 13D filed by Grace Brothers, Ltd. with the Securities and Exchange Commission on August 9, 2002.

(4)	Based on the number of shares issued to Sun America/AIG in connection with our emergence from bankruptcy in July 2002.

(5)	Based on the number of shares issued to Merrill Lynch in connection with our emergence from bankruptcy in July 2002. Consists of 1,190,148 shares of common stock issuable upon the exercise of currently exercisable stock purchase warrants.

(6)	Includes shares of common stock and shares of common stock issuable upon the exercise of currently exercisable stock purchase warrants held by W-K Investors LLC. Mr. Jacobs is the president of Wexford Capital, the managing member of W-K Investors. Under the rules and regulations of the Securities and Exchange Commission, Mr. Jacobs may be deemed a beneficial owner of the shares of common stock held by W-K Investors. Mr. Jacobs disclaims beneficial ownership of the shares held by W-K Investors.

(7)	Includes shares of common stock and shares of common stock issuable upon the exercise of currently exercisable stock purchase warrants held by W-K Investors LLC. Mr. Simon is a Principal of Wexford Capital, the managing member of W-K Investors. Under the rules and regulations of the Securities and Exchange Commission, Mr. Simon may be deemed a beneficial owner of the shares of common stock held by W-K Investors. Mr. Simon disclaims beneficial ownership of the shares held by W-K Investors.

(8)	Includes shares of common stock held by Grace Brothers, Ltd. and 66,416 shares of common stock owned directly by Mr. Whitmore. Mr. Whitmore is the Managing Partner of Grace Brothers. Under the rules and regulations of the Securities and Exchange Commission, Mr. Whitmore may be deemed a beneficial owner of the shares of common stock held by Grace Brothers.

(9)	Other than 10,000 shares owned by Steven E. West, our Senior Vice President and Chief Financial Officer, and except as otherwise indicated, as of April 30, 2003, none of our directors or executive officers beneficially owned any shares of common stock or options or warrants convertible into or exercisable for shares of common stock.

GENERAL

Other Matters at the Meeting

We are not aware of any matters to be presented at the annual meeting other than those indicated in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

Solicitation of Proxies

This solicitation of proxies is being made on behalf of Sunterra. We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the annual meeting. In addition to the use of mails, certain our of directors, officers or employees, who will receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies.

Arrangements will be made for forwarding proxy solicitation materials to beneficial owners of shares held of record by custodians, nominees and fiduciaries, and we will reimburse these custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with this solicitation

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in our proxy statement for our next annual meeting, stockholder proposals must be received by us no later than January 11, 2004, and must otherwise comply with the requirements of the applicable rules of the Securities and Exchange Commission.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder nominations for director and stockholder proposals not included in our proxy statement, to be brought before any annual meeting of stockholders. Notice must generally be received by our corporate secretary not later than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of our annual meeting is more than 30 days before or more than 60 days after the anniversary of the date of the preceding year’s annual meeting, to be timely any such notice must be delivered not later than the close of business on the later of the 90th day prior to our annual meeting or the 10th day following the first public announcement of the meeting. Stockholder proposals and nominations for director are also required under our amended and restated bylaws to include certain information regarding the stockholder making the proposal or nomination, the nature of the proposal and the individual nominated as a director.

All notice of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to us at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, Attention: Corporate Secretary.

By Order of the Board of Directors

/s/    FREDERICK C. BAUMAN

Frederick C. Bauman

Vice President,

General Counsel and Secretary

North Las Vegas, Nevada

May 12, 2003

APPENDIX A

Audit Committee Charter

Charter

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Sunterra Corporation (the “Corporation”) will have the oversight responsibility, authority and duties described in this Charter.

Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with various legal and regulatory requirements pertaining to preparation and reporting of financial information, (3) the selection and retention of independent accountants, including, without limitation, a determination of qualifications and independence, (4) the evaluation of the performance of the Corporation’s internal audit function and independent accountants and any action to be taken in connection therewith; (5) the annual and quarterly financial information to be provided to shareholders and the Securities and Exchange Commission (the “SEC”); and (6) various communications with the SEC and other public communications pertaining to financial information. In addition, the Committee provides a point of contact for communication between the independent accountants, financial management and the Board. The Committee’s responsibility is principally one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants’ audit of the financial statements of the Corporation.

Composition

The Committee shall be appointed annually by the Board and shall be comprised of at least three (3) directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the “NASD”), the SEC and applicable law. In addition, at least one (1) member of the Committee will possess accounting or financial management expertise as defined by the NASD, the SEC and applicable law. The Board shall designate one member as Chair of the Committee.

Meetings

The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee as may be required to perform the functions described under “Duties and Powers” below, but not less than quarterly. In addition to such meetings of the Committee, the Committee shall meet at least annually with the Chief Financial Officer of the Corporation and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants or corporate officers.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth with the understanding that the Committee will regularly review and evaluate the efficacy of the prescribed duties and powers may from time to time modify or supplement them as appropriate.

A.	Independent Accountants

1.	Appoint, determine funding for and oversee the Corporation’s independent accountants. Review the performance and audit fee arrangements of the independent accountants.

2.	Review and provide prior approval of the engagement of the Corporation’s independent accountants to perform non-audit services. The Chair of the Committee may represent the entire Committee for purposes of this review and approval.

3.	Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

4.	Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

5.	Obtain and review at least annually a report by the independent accountants describing: (a) the accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the accounting firm and (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one (1) or more independent audits carried out by the accounting firm and any steps taken to deal with any such issues.

6.	Obtain from the independent accountant’s assurance that their audit of the Corporation’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

7.	Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain from the independent accountants a report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; (c) other material written communications between the independent accountants and the management of the Corporation, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to the attention of the independent accountants in the course of their audit.

8.	Establish and monitor enforcement of hiring policies for employees and former employees of the independent accountants.

B.	Financial Statement and Reports

1.	Receive and review an analysis of significant financial reporting issues and practices prepared by management and the independent accountants on a timely basis.

2.	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, published by the American Institute of Certified Public Accountants.

3.	Meet with management and/or the independent accountants to:

•	review the annual audit plans of the independent accountants;

•	discuss the annual consolidated financial statements;

•	discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements;

•	understand the significant judgments made and alternatives considered in the Corporation’s financial reporting, including the appropriateness of the alternatives ultimately chosen;

•	discuss significant proposed or contemplated changes to the Corporation’s accounting principles, policies, controls, procedures, practices and auditing plans;

•	inquire about significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks; and

•	review with the independent accountants any material audit problems or difficulties and responses by management.

4.	Review the Corporation’s quarterly consolidated financial statements with management and the independent accountants prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q, and review with the independent accountants any items identified by them for discussion with the Committee. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.	Review and discuss with management and the independent accountants Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

6.	Review and discuss with management the financial information in the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent the entire Committee for purposes of this review.

C.	Reporting and Recommendations

1.	Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

2.	Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

3.	Maintain minutes or other records of meetings and activities of the Committee.

4.	Report the Committee’s activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

D.	Other Responsibilities

1.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors and determine funding for such advisors.

2.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters.

3.	Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

4.	Review and provide prior approval of all transactions or arrangements between the Corporation and any of its directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

5.	Take such other actions as the Committee or the Board of Directors may deem necessary or appropriate.

6.	Review the Committee’s performance of the foregoing duties on at least an annual basis.

Resources and Authority

The Corporation shall provide the Committee with the resources and authority appropriate to discharge, in a reasonable and measured approach, its responsibilities, including the authority to engage independent accountants for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Such review shall take into consideration changes in laws, regulations and rules of Stock exchanges activities, of the Corporation since the last review, any recommendations of management or independent auditors, financial results since the last review and other pertinent issues. Any proposed changes, where indicated, shall be referred to the Board for review, comment and approval

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least fifty percent (50%) of the members of the Committee. The Secretary or Assistant Secretary of the Corporation, or such other person designated by the Committee, shall take minutes of each meeting which shall be approved by the Committee.

APPENDIX B

SUNTERRA CORPORATION

2002 STOCK OPTION PLAN

Section 1.    PURPOSE.

The Sunterra Corporation 2002 Stock Option Plan (the “Plan”) is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain directors, officers, advisors, employees and independent consultants of the Company participating in the Plan. The Plan is designed to grant such directors, officers, advisors, employees and independent consultants the opportunity to share in the Company’s long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of Stock of the Company. It is intended that certain options granted under this Plan may qualify as “incentive stock options” under Section 422 of the Code.

Section 2.    DEFINITIONS.

(a)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Cause” means, in the absence of an employment, consulting or other agreement otherwise defining Cause and applicable to a particular Participant, (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services, (ii) a Participant’s engagement in conduct that is materially injurious to the Company or an Affiliate, (iii) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s or an Affiliate’s reputation or business; or (iv) willful failure by a Participant to follow the lawful directions of a superior officer or the Board.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means the Board or such committee of at least two persons as the Board may appoint to administer the Plan; provided, however, for so long as the Company is subject to Section 16(b) of the Exchange Act, each member of the Committee shall, unless otherwise determined by the Board, be a “nonemployee director” within the meaning of the rules promulgated under Section 16(b) and an “outside director” within the meaning of Section 162(m) of the Code.

(f)    “Company” means Sunterra Corporation, a Maryland corporation.

(g)    “Consultant” means any person, including any advisor, engaged by the Company or an Affiliate to render consulting, advisory or other services and who is compensated for such services. The term Consultant shall not include any Director or any Employee.

(h)    “Director” means any director of either the Board or the board of directors of an Affiliate who is not an Employee.

(i)    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(j)    “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

(k)    “Effective Date” means the later of the date upon which (i) the Board approves the Plan and (ii) the Company’s plan of reorganization under Chapter 11 of the United States Bankruptcy Code, which is confirmed by the U.S. Bankruptcy Court for the District of Maryland (Baltimore Division), becomes effective in accordance with its terms.

(l)    “Eligible Persons” means any (i) Employee, (ii) Director or (iii) Consultant.

(m)    “Employee” means any person employed by the Company or an Affiliate.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means as of any date (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date for which such a sale was reported, or (ii) if the Stock is not listed on any national securities exchange but is quoted in the NASDAQ National Market or the NASDAQ Small Cap Market of the National Association of Securities Dealers, Inc. on a last sale basis, the mean between the highest and lowest sale prices reported for the date prior to such date, or if there is no such sale on that date, then for the last preceding date for which such a sale was reported. If, the Stock is not quoted in the NASDAQ National Market or the NASDAQ Small Cap Market or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board or the Committee in good faith to be the fair market value per share of Stock.

(p)    “Form S-8” means a Form S-8 Registration Statement filed under the Securities Act.

(q)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)    “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(t)    “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(u)    “Participant” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)    “Securities Act” means the Securities Act of 1933, as amended.

(w)    “Stock” means the common stock of the Company, par value $0.01 per share.

(x)    “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof.

Section 3.    ADMINISTRATION

(a)    General.    The Plan shall be administered by the Committee.

(b)    Powers of the Committee.    Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:

(i) To determine from time to time which of the Eligible Persons shall be granted Options, when and how each Option shall be granted, what type or combination of types of Options shall be granted, the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to an Option; and the number of shares of Stock with respect to which an Option shall be granted to each such person;

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration;

(iii) To amend the Plan or an Option as provided in Section 13 hereof; and

(iv) To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)    Committee Determinations.    All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

Section 4.    STOCK SUBJECT TO THE PLAN.

(a)    Share Reserve.    Subject to Section 7 hereof relating to adjustments, and Section 4(d) hereof, the total number of shares of Stock which may be granted pursuant to Options hereunder shall not exceed, in the aggregate, 2,012,821 shares of Stock.

(b)    Source.    The stock to be optioned under the Plan shall be shares of authorized but unissued Stock or previously issued shares of Stock reacquired by the Company on the open market or by private purchase

(c)    Reversion of Shares.    If any Option shall for any reason expire, be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If shares of Stock under the Plan are reacquired by the Company pursuant to any forfeiture provision, exercise of repurchase right or withholding requirement, such shares shall again be available for issuance under the Plan.

(d)    Acquisitions.    In connection with an acquisition by the Company or any Affiliate of another corporation or other business entity, any outstanding grants, awards or sales of options or other similar rights pertaining to such other corporation or other business entity may be assumed or replaced by Options under the Plan upon such terms and conditions as the Board determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and, subject to Board approval, service with the acquired corporation or business shall constitute service with the Company and its Affiliates for purposes of such grant or award. Any Shares underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying, and shall not reduce the number of Shares available under Section 4(a) above.

(e)    162(m) Limitation.    Subject to the provisions of Section 7 relating to adjustments upon changes in the shares of Stock, no Employee shall be eligible to be granted Options covering more than 750,000 shares of Stock during any calendar year. Notwithstanding the foregoing, this Section 4(e) shall not apply until such date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

Section 5.    ELIGIBILITY.

(a)    General.    Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Except in the case of Incentive Stock Options, Options may be granted to Employees, Directors and Consultants.

(b)    Incentive Stock Option Limitation.    Incentive Stock Options may be granted only to Employees.

(c)    Consultant Limitation.    A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.

Section 6.    OPTIONS.

(a)    General.    Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical, and each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(i)    Term.    The term upon which an Option shall remain exercisable shall be determined by the Committee and shall be set forth in an applicable Option Agreement; provided, that subject to Section 6(b) hereof in the case of Incentive Stock Options, no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted. Notwithstanding the foregoing, in the event a Participant’s employment or service with the Company or an Affiliate is terminated, unless otherwise provided in the applicable Option Agreement, the term of the Option shall expire on:

(A)    the three-month anniversary of the date of any termination other than by reason of death, Disability or Cause;

(B)    the one-year anniversary of the date of any termination by reason of death or Disability; or

(C)    the date of any termination by the Company for Cause.

(ii)    Exercise Price.    Subject to Section 6(b) hereof in the case of Incentive Stock Options, the exercise price per share of Stock for each Option shall be set by the Committee at the time of grant.

(iii)    Payment for Stock.    Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by certified or bank cashier’s check, (ii) by surrender to the Company of shares of Stock that have either (a) been held by the holder of such Stock for at least six-months, or (b) were acquired from a person other than the Company, (iii) by a combination of (i) and (ii), (iv) in consideration received by the Company under a formal cashless exercise program maintained with an outside broker adopted by the Committee in connection with the Plan, or (v) by any other means approved by the Committee.

(iv)    Vesting.    An Option shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. However, the immediately prior sentence is not intended to provide for any automatic acceleration of vesting of any Option, which shall be left to the sole discretion of the Committee. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Affiliates and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(v)    Transferability of Options.    An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option. Notwithstanding the foregoing, a Nonqualified Stock Option shall be transferable to the extent provided in the Option Agreement.

(vi)    Early Exercise.    The Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s employment or service terminates to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased shall be subject to a repurchase right in favor of the Company and to any other restriction the Committee determines to be appropriate.

(b)    Special Provisions Applicable to Incentive Stock Options.

(i)    Exercise Price of Incentive Stock Options. Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

(ii)    Ten Percent Stockholders. No Incentive Stock Option may be granted to a Ten Percent Stockholder, unless such option (A) has an exercise price of at least 110% of the Fair Market Value on the date of the grant of such option; and (B) cannot be exercised more than five years after the date it is granted.

(iii)    $100,000 Limitation. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iv)    Early Expiration of Options. Unless otherwise provided by the Committee, an Incentive Stock Option shall expire and no longer be exercisable on the earliest of the following dates: (1) the expiration of the term described in Section 6(a)(i) hereof, (2) the date three months after the Participant ceases to be employed by the Company or its Affiliates for reasons other than due to the Participant’s death or Disability, and (3) the date one year after the Participant ceases to be employed by the Company or its Affiliates because of the Participant’s death or Disability.

(v)    Disqualifying Dispositions. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

Section 7.    ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a)    Capitalization Adjustments.    The aggregate number of shares of Stock which may be granted or purchased pursuant to Options granted hereunder, the number of shares of Stock or other securities covered by each outstanding Option, the maximum number of shares of Stock with respect to which any one person may be granted Options in any calendar year, and the price per share thereof in each such Option shall be equitably adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock, or for other capital adjustments or payments of stock dividends or extraordinary dividends payable in a form other than shares of Stock in an amount that has a material effect on the Fair Market Value of the Stock or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

(b)    Corporate Events.    If the Company shall be sold, reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a “Corporate Event”), all Options and shares acquired upon the exercise of Options shall besubject to the provisions of the documentation effecting the Corporate Event: Such documentation, may (but shall not be required to) provide, that (i) each Participant shall, at the time of such Corporate Event, be entitled to receive upon the exercise of his Option the same number and kind of shares of common stock or the same amount of property, cash or other securities as he would have been entitled to receive upon the occurrence of such Corporate Event as if he had been, immediately prior to such event, the holder of the number of shares of Stock covered by his Option, and (ii) if the Company is not the ultimate surviving parent corporation in such Corporate Event, the Company shall require the successor corporation or parent thereof to assume such outstanding Options. Alternatively, such documentation may (but shall not be required to) provide that the Committee, in its discretion and in lieu of requiring any successor entity to assume outstanding Options, may determine whether all outstanding vested and unvested Options shall terminate in connection with such Corporate Event, and that the holders thereof will receive equitable consideration in respect thereof determined on the basis of the securities, cash or other property that would have been received in respect of the Stock subject to such Options, less the applicable purchase price, if any.

(c)    Fractional Shares.    Any adjustment made pursuant to this Section 7 may provide for the elimination of any fractional share which might otherwise become subject to an Option.

Section 8.    USE OF PROCEEDS

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

Section 9.    RIGHTS AND PRIVILEGES AS A STOCKHOLDER

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Options hereunder until such shares have been issued to that person.

Section 10.    EMPLOYMENT OR SERVICE RIGHTS

No individual shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

Section 11.    COMPLIANCE WITH LAWS

The obligation of the Company to issue Stock upon exercise of Options, or otherwise to make payment of Options in Stock or otherwise, shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock issued upon exercise of Options. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

Section 12.    WITHHOLDING OBLIGATIONS

The issuance of any shares upon the exercise of an option shall be subject to the satisfaction by the Participant of all applicable withholding obligations. In the Committee’s discretion, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the Option, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Stock.

Section 13.    AMENDMENT OF THE PLAN OR OPTIONS

(a)    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan; provided, however, that to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any securities exchange listing requirements, except as provided in Section 7 relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the stockholders of the Company.

(b)    No Impairment of Rights.    Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(c)    Amendment of Stock Options.    The Committee, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 14.    TERMINATION OR SUSPENSION OF THE PLAN

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

Section 15.    EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the Effective Date.

Section 16.    MISCELLANEOUS

(a)    No Liability of Committee Members.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration orinterpretation of the Plan may be allocated or delegated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s willful misconduct, gross negligence or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(b)    Payments Following Accidents or Illness.    If the Committee shall find that any person who has an outstanding Option granted under the Plan (or shares of Stock acquired upon the exercise of such an Option) is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(c)    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland without reference to the principles of conflicts of laws thereof.

(d)    Foreign Laws.    The Committee may grant Options to individual Participants who are subject to the tax laws of nations other than the United States, which may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Options by the appropriate foreign governmental entity; provided, however, that no such action may be taken if they would violate the Exchange Act, the Code or any other applicable law.

(e)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(f)    Construction.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control. When used herein, the masculine gender includes the feminine gender and the singular may include the plural, unless the context clearly indicates to the contrary.

* * *

As adopted by the Board of Directors of

Sunterra Corporation as of July 24, 2002

SUNTERRA CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUNTERRA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS.

I hereby appoint Nicholas J. Benson and Steven E. West, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Sunterra Corporation that I am entitled to vote at the 2003 Annual Meeting of Stockholders of Sunterra Corporation and at any adjournments or postponements thereof as indicated below. Such persons are authorized to vote in their discretion on (i) the election of any person as a director if a director nominee named below is unable to serve or for good cause will not serve, (ii) matters which were not timely submitted pursuant to Article I of the Amended and Restated Bylaws of Sunterra Corporation and (iii) matters incident to the conduct of the meeting.

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND “FOR” THE APPROVAL OF THE SUNTERRA CORPORATION 2002 STOCK OPTION PLAN.

Change of Address:

(If you have written in the above space please mark the corresponding box on the reverse side of this card)

The Board of Directors recommends a vote “For” each of the three proposals.

1.     Election of six directors to serve until the next annual meeting of the stockholders of Sunterra Corporation and until their successors are elected and qualified.

[ ] FOR all nominees listed (except as marked to the contrary)	[ ] WITHHOLD AUTHORITY to vote for all nominees

Nicholas J. Benson David Gubbay Joseph Jacobs	Frederick Simon Bradford T. Whitmore Charles F. Willes

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.     Ratification of the appointment of Grant Thornton LLP to serve as the independent public accountants of Sunterra Corporation for the fiscal year ending December 31, 2003.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.     Approval of the Sunterra Corporation 2002 Stock Option Plan

[ ] FOR [ ] AGAINST [ ] ABSTAIN

[  ]     I plan to attend the Annual Meeting

[  ]     Change of address on reverse side

SIGNATURE OF STOCKHOLDER:                                                                            DATE:                 , 2003

SIGNATURE OF STOCKHOLDER:                                                                            DATE:                 , 2003

(sign exactly as name appears on this proxy card)

FOLD AND DETACH HERE